Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Gold Royalty Corp. of our report dated December 23, 2022, relating to the consolidated financial statements, which appears in Gold Royalty Corp.’s Annual Report on Form 20-F for the year ended September 30, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 17, 2023